SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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GEOGLOBAL RESOURCES INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than Registrant)

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June 1, 2006

Dear Stockholder:

For the convenience of those stockholders unable to attend in person, this is to let you know that we will be webcasting our annual meeting of stockholders to be held on Wednesday, June 14, 2006, at 3:00 p.m. MDT. Only an audio version will be available.

You may listen to our annual meeting by dialling-in via telephone or internet access as described below:

North America Dial-in Number	888-396-2356

International Dial-in Number	617-847-8709

Participant Passcode	24730039

Webcast	To listen to a live webcast of the conference call, go to www.geoglobal.com, click on “AGM Audio Webcast.”

The webcast replay will be available from 5:00 p.m. MT, Wednesday, June 14, until 5:00 p.m. MT on Friday, June 16 at www.geoglobal.com. Listening to the webcast requires speakers and Windows Media Player.

If you do not have Internet access and want to listen to an audio replay, in North America call 888-286-8010 or International call 617-801-6888 and enter passcode 74457861. The audio replay will be available beginning at 5:00 p.m. MT, Wednesday, June 14, until 5:00 p.m. MT on Friday, June 16.

Yours truly,

GEOGLOBAL RESOURCES INC.

Allan J. Kent
Executive VP & CFO